Exhibit 99.1

JACQUELINE P. KANE, NINA G. VACA APPOINTED TO THE COMERICA INCORPORATED BOARD OF DIRECTORS

Kane – SVP of Human Resources and Corporate Affairs for

Oakland, California-based The Clorox Company

Vaca – CEO of Dallas, Texas-based

Pinnacle Technical Resources, Inc.

DALLAS/September 24, 2008 – Jacqueline P. Kane and Nina G. Vaca (professional name of Ximena G. Humrichouse) have been appointed to the Comerica Incorporated Board of Directors, effective September 23, 2008. Kane is senior vice president of Human Resources and Corporate Affairs at The Clorox Company (NYSE: CLX), an Oakland, California-based manufacturer and marketer of consumer products. Vaca is chief executive officer of Pinnacle Technical Resources, Inc., a Dallas, Texas-based information technology services provider.  Kane will serve as a member of the Board’s Governance, Compensation and Nominating Committee and Vaca will serve as a member of the Board’s Enterprise Risk Committee.  The announcement was made by Ralph W. Babb Jr., chairman and chief executive officer.

“We welcome Jackie and Nina to Comerica,” said Babb.  “They have an impressive track record of success at their respective companies, which are based in two of our growth markets.  We look forward to their input and expertise as we continue to focus on executing our strategy.”

Kane, 56, was named to her current position in 2005, having joined The Clorox Company in 2004. Prior to that, she served in leadership positions with The Hewlett-Packard Company (2000 to 2004), and as senior vice president, human resources at both Bank of America (1998-2000) and a predecessor, Continental Illinois Bank (1978-1988).

Kane has served on charitable and industry boards, including service as president of the largest human resources organization in Chicago.  She now serves as a member of the Oakland Museum Board. She is a graduate of DePaul University.  She also completed the executive program at the University of Michigan.  Kane has been named one of the “Most Influential Women” in San Francisco Bay Area business for both 2007 and 2008 by the San Francisco Business Times as well as one of the 25 “Most Powerful Women in HR” by Human Resource Executive magazine.

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JACQUELINE P. KANE, NINA G. VACA APPOINTED TO THE COMERICA INCORPORATED BOARD OF DIRECTORS - 2

Vaca, 37, is the founder and CEO of Pinnacle Technical Resources, Inc. – a staffing, vendor management, and IT solutions firm that serves Fortune 500 clients. Under Vaca’s stewardship Pinnacle has become one of the fastest-growing and largest staffing firms in the U.S.  In a 2008 ranking by Staffing Industry Magazine, Pinnacle was the only staffing company to be both among the 100 largest and five fastest-growing companies in the U.S.  Vaca’s business success brought about a large number of distinctions, such as “National Director’s Pioneer Award of the Year” from the United States Department of Commerce (2008), “100 Most Influential Hispanics in America” from Latino Leaders Magazine (2007), “Top 25 Women Business Builders” from Fast Company Magazine (2005), and “Ernst & Young Entrepreneur of the Year - Southwest Region” (2005).

Vaca serves as Region III chair and member of the board of the U.S. Hispanic Chamber of Commerce and is the former chair of the Greater Dallas Hispanic Chamber of Commerce.  She represented the U.S. in several transatlantic leadership forums as a German Marshall Memorial Fellow and as a member of the British-American Project.  Vaca completed Harvard Business School’s Corporate Governance Executive Program and Northwestern University’s Kellogg School of Management Advanced Management Education Program.  She is a graduate of Texas State University and holds an honorary Doctorate of Laws from Northwood University.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada, China and Mexico. Comerica reported total assets of $66 billion at June 30, 2008. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

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Wayne Mielke
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